CLIENT SERVICE AGREEMENT

THIS AGREEMENT is made and entered into this eleventh day of March, 1997 by and between MEDIACOMM MARKETING INTERNATIONAL, located at 200 Union Boulevard, Suite 440, Denver, Colorado 80228, hereinafter sometimes referred to as
(MMI) and RED OAK HEREFORD FARMS INC. located at 2010 Commerce Drive, Red Oak, Iowa 51566, hereinafter sometimes referred to as ("HERF") or the ("Company").

WITNESSETH:

WHEREAS, MMI is a financial public relations and direct marketing advertising firm specializing in the dissemination of information about publicly traded companies, and;

WHEREAS, HERF, represents a publicly held or soon to be publicly held company with its common stock trading on one or more stock exchanges and/or Over The Counter, NASDAQ or the Vancouver Stock Exchange, and;

WHEREAS, HERF, desires to publicize its representative with the intention of making its name and business better known to its shareholders, investors, and brokerage houses, and;

WHEREAS, MMI is willing to accept the Company, on a best efforts basis, as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

      1. INFORMATION PACKAGE: The Company shall furnish an Information Package to MMI including disclosure and filing materials, financial statements, business plans, promotional materials, annual reports and press releases. MMI may rely on, and assume the accuracy of the Information Package.

      2.    MARKETING  PROGRAM:  Based  on  the  information
Package, MMI will initiate and complete all service set forth proposal dated March 11, 1997 with adjustments for later starting date and/or holiday consideration.

      3. TIME OF PERFORMANCE: Services to be performed under this Agreement shall commence March 17, 1997 and shall continue until completion, which generally is expected to occur within three months.

     4. COMPENSATION AND EXPENSES: In consideration of the services to be performed by MMI, the Company agrees to pay compensation to MMI of $90,000.00 U.S. in cash as set forth below, time being of the essence.

     5. PAYMENT: MMI shall be entitled to receive from the Company installments, upon the following terms and conditions:

          (A) $30,000.00 (cash) Due March 17, 1997.
          (B) $30,000.00 (cash) Due April 14, 1997.
          (C) $30,000.00 (cash) Due May 12, 1997.

     6. ENTIRETY OF AGREEMENT: This writing contains the entire agreement of the parties and excludes any verbal guarantees, assurances or representations. Proper venue and jurisdiction shall be in the District Court in Denver
County, Colorado.

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Executed as a sealed instrument as of the day and year first above written.

MEDIACOMM MARKETING INTERNATIONAL, INC.


BY:____________________________DATE: 3/11/97
   Don Montague - President



RED OAK HEREFORD FARMS INC.


BY:___________________________ DATE: 3/1/97
   Gordon Reisinger- President

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